SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 4, 2005
HOLLY CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-03876 (Commission File Number)	75-1056913 (I.R.S. Employer Identification Number)

100 Crescent Court, Suite 1600 Dallas, Texas (Address of principal executive offices)	75201-6927 (Zip code)
Registrant’s telephone number, including area code: (214) 871-3555
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On November 4, 2005, the Board of Directors of Holly Corporation (the “Company”) approved changes effective January 1, 2006 in the cash portion of compensation paid to the Company’s non-employee directors. Effective January 1, 2006, each non-employee director will receive the following cash compensation for service as a director:
(a)	an annual cash retainer of $35,000, payable in four quarterly installments
(b)	a $1,500 meeting fee for attendance at each in-person meeting of the Board of Directors or a Board committee, a $1,500 meeting fee for attendance at each telephone meeting of the Board of Directors or a Board committee that lasts more than two hours, and a $750 meeting fee for attendance at each telephone meeting of the Board of Directors or a Board committee that lasts from one-half hour up to two hours.
In addition, the non-employee director who serves as chairperson of the Audit Committee will receive an annual retainer of $10,000. The non-employee directors who serve as chairpersons of the Public Policy, Compensation and Nominating/Corporate Governance Committees will each receive an annual retainer of $5,000.
No change has been made in the stock portion of compensation paid to non-employee directors, although the matter remains under study.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOLLY CORPORATION
By:	/s/ Stephen J. McDonnell
Stephen J. McDonnell
Vice President and Chief Financial Officer

Date: November 8, 2005